Exhibit 99.1

VASCO Reports Results for First Quarter 2018

First Quarter Financial Results

-	Q1 Total revenue of $45.4 million
-	Q1 Adjusted EBITDA of $6.1 million[1]
-	Q1 GAAP earnings per share of $0.04
-	Q1 Non-GAAP earnings per share of $0.12[1]

CHICAGO and ZURICH, May 8, 2018 - VASCO Data Security International, Inc. (NASDAQ: VDSI), a global leader in digital identity security, transaction security and business productivity, today reported financial results for the first quarter ended March 31, 2018.

“We reported record non-hardware revenue in the first quarter with strong contributions from software licenses and subscriptions. Our success was underscored by the doubling of our mobile security software and an increase of nearly 50% in our e-signature solutions,” stated VASCO CEO, Scott Clements. “Strong software and services revenue combined with expected Q1 declines in hardware revenue contributed to a higher gross profit margin. Our strategy of developing software and services solutions that address the secure identity and business enablement challenges of our customers is being well received by the market and we anticipate future gains as we prepare to launch our Trusted Identity Platform later this quarter.”

Revenue for the first quarter of 2018 increased 8% to $45.4 million from $42.0 million in the first quarter of 2017.

Adjusted earnings before interest, taxes, depreciation, amortization and long-term incentive compensation (Adjusted EBITDA)1 for the first quarter of 2018 was $6.1 million, an increase of $1.9 million, or 44% from $4.2 million reported for the first quarter of 2017. Adjusted EBITDA as a percentage of revenue was 13.5% for the first quarter of 2018, and increase of 3.4 percentage points from 10.1% in the first quarter of 2017.

Net income for the first quarter of 2018 was $1.8 million or $0.04 per fully diluted share, an increase of $1.2 million from net income of $0.6 million or $0.01 per fully diluted share for the first quarter of 2017.

Non-GAAP net income1, which excludes long-term incentive compensation and the amortization of intangible assets, for the first quarter of 2018, was $4.6 million or $0.12 per fully diluted share, an increase of $1.4 million from $3.2 million or $0.08 per fully diluted share, for the first quarter of 2017.

Other Financial Metrics

•	Gross profit was $34.7 million or 76% of revenue for the first quarter of 2018. Gross profit was $29.9 million or 71% of revenue for the first quarter of 2017.
•	Operating expenses for the first quarter were $33.0 million, an increase of 11.6% from $29.6 million reported for the first quarter of 2017.
•	Cash, cash equivalents and short-term investments at March 31, 2018 totaled $166.4 million compared to $158.4 million at December 31, 2017.

1An explanation of the use of non-GAAP measures is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in tables below.

First Quarter Operational and Other Highlights

•	On January 1, 2018 VASCO adopted Accounting Standards Codification 606 – Revenue from Contracts with Customers (“ASC 606”).
•	Software revenue included a seven-figure eSignLiveTM term license with a major U.S. financial services company.
•	Software revenue included several six-figure DIGIPASS for Apps perpetual licenses.
•	We launched an orchestration SDK for DIGIPASS for Apps that enables our customers to more simply and rapidly integrate biometrics and other security features into their mobile applications.

Guidance for Full Year 2018

VASCO is reaffirming guidance for the full-year 2018 as follows:

•	Revenue is expected to be in the range of $197 million to $207 million; and
•	Adjusted EBITDA is expected to be in the range of $21 million to $25 million.

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, May 8, 2018, at 4:30 p.m. EDT/22:30 CEST. During the conference call, Mr. Scott Clements, CEO, and Mr. Mark Hoyt, CFO, will discuss VASCO’s results for the first quarter of 2018.

To participate in this conference call, please dial one of the following numbers:

USA/Canada:  800‑659‑3371

International:  +1-312-281-1206

The conference call is also available in listen-only mode on ir.vasco.com. The recorded version of the conference call will be available on the VASCO website as soon as possible following the call and will be available for replay for at least 60 days.

About VASCO

VASCO® is a global leader in delivering trust and business productivity solutions to the digital market. VASCO develops next generation technologies that enable more than 10,000 customers in 100 countries in financial, enterprise, government, health care and other segments to achieve their digital agenda, deliver an enhanced customer experience and meet regulatory requirements. More than half of the top 100 global banks rely on VASCO solutions to protect their online, mobile, and ATM channels. VASCO’s solutions combine to form a powerful trust platform that empowers businesses by incorporating identity, fraud prevention, electronic and transaction signing, mobile application protection and risk analysis. Learn more about VASCO at VASCO.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, without limitation the guidance for full year 2018.  These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events.  VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements.  These  risks, uncertainties and other factors have been described in our Annual Report on Form 10‑K for the year ended December 31, 2017 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2018	2017

Revenue
Product and license	$33,494	$31,561
Services and other	11,938	10,404
Total revenue	45,432	41,965

Cost of goods sold
Product and license	8,185	9,540
Services and other	2,550	2,513
Total cost of goods sold	10,735	12,053

Gross profit	34,697	29,912

Operating costs
Sales and marketing	14,277	13,702
Research and development	5,797	5,856
General and administrative	10,774	7,853
Amortization of purchased intangible assets	2,201	2,199
Total operating costs	33,049	29,610

Operating income	1,648	302

Interest income, net	393	290
Other income, net	380	214

Income before income taxes	2,421	806
Provision for income taxes	629	233

Net income	$1,792	$573

Net income per share
Basic	$0.04	$0.01
Diluted	$0.04	$0.01

Weighted average common shares outstanding
Basic	39,910	39,760
Diluted	40,059	39,770

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	March 31,	December 31,
	2018	2017

ASSETS
Current assets
Cash and equivalents	$126,484	$78,661
Short term investments	39,953	79,733
Accounts receivable, net of allowances of $809 in 2018 and $520 in 2017	34,445	48,126
Inventories, net	11,504	12,040
Prepaid expenses	6,478	3,876
Contract assets	4,874	—
Other current assets	4,547	5,501
Total current assets	228,285	227,937
Property and equipment:
Furniture and fixtures	7,451	5,655
Office equipment	10,012	13,084
Total Property and equipment:	17,463	18,739
Accumulated depreciation	(11,163)	(13,963)
Property and equipment, net	6,300	4,776
Goodwill	57,025	56,332
Intangible assets, net of accumulated amortization	35,733	37,888
Deferred income taxes	4,975	5,460
Contract assets - non-current	7,488	—
Other assets	7,062	5,229
Total assets	$346,868	$337,622
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,822	$8,144
Deferred revenue	30,433	33,295
Accrued wages and payroll taxes	10,669	11,643
Short-term income taxes payable	1,435	3,673
Other accrued expenses	9,598	7,746
Deferred compensation	395	1,652
Total current liabilities	57,352	66,153
Long-term deferred revenue	6,773	7,019
Other long-term liabilities	7,500	5,919
Long-term income taxes payable	12,848	12,848
Deferred income taxes	8,169	7,753
Total liabilities	92,642	99,692
Stockholders' equity
Common stock: $.001 par value per share, 75,000 shares authorized; 40,312 and 40,086 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	40	40
Additional paid-in capital	91,106	90,307
Accumulated income	170,319	156,151
Accumulated other comprehensive loss	(7,239)	(8,568)
Total stockholders' equity	254,226	237,930
Total liabilities and stockholders' equity	$346,868	$337,622

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands, unaudited)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$1,792	$573
Adjustments to reconcile net income to net cash provided:
Depreciation and amortization	2,747	2,633
Deferred tax benefit	(9)	(395)
Stock-based compensation	800	544
Changes in assets and liabilities
Accounts receivable, net	14,185	1,715
Inventories, net	535	(1,403)
Contract assets	(4,195)	—
Accounts payable	(3,360)	(1,507)
Income taxes payable	(3,012)	(2,914)
Accrued expenses	(821)	1,265
Deferred compensation	(1,258)	243
Deferred revenue	3,424	1,691
Other	(1,102)	(738)
Net cash provided by operating activities	9,726	1,707

Cash flows from investing activities:
Purchase of short term investments	—	(69,626)
Maturities of short term investments	40,000	75,000
Additions to property and equipment	(2,296)	(247)
Net cash provided by investing activities	37,704	5,127

Cash flows from financing activities:
Tax payments for restricted stock issuances	(179)	(154)
Net cash used in financing activities	(179)	(154)

Effect of exchange rate changes on cash	572	253

Net increase in cash	47,823	6,933
Cash and equivalents, beginning of period	78,661	49,345
Cash and equivalents, end of period	$126,484	$56,278

Revenue by major products and services:

	For the three months ended March 31,
	2018	2017*

Hardware products	$17,491	$21,744
Software licenses	16,003	9,816
Subscription	2,970	2,115
Professional services	964	961
Maintenance, support and other	8,004	7,329

Total Revenue	$45,432	$41,965

* Prior period amounts are presented under ASC 605 and 985-605

Impact of ASC 606 Adoption:

	For the three-months ended March 31, 2018
	As Reported	Adjustments	Balances without the adoption of Topic 606

Revenue
Product and license	$33,494	$(2,447)	$31,047
Services and other	11,938	(698)	11,240
Total revenue	45,432	(3,145)	42,287

Cost of goods sold
Product and license	8,185	393	8,578
Services and other	2,550	—	2,550
Total Cost of goods sold	10,735	393	11,128

Gross profit	34,697	(3,538)	31,159

Operating Costs
Sales and marketing	14,277	382	14,659
Total operating costs	33,049	382	33,431

Operating income (loss)	1,648	(3,920)	(2,272)

Income before taxes	2,421	(3,920)	(1,499)

Provision for income tax	629	(1,019)	(390)

Net income (loss)	$1,792	$(2,901)	$(1,109)

Basic EPS	$0.04		$(0.03)
Diluted EPS	$0.04		$(0.03)

Non-GAAP Financial Measures

We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP operating metrics, namely Adjusted EBITDA, non-GAAP Net Income and non-GAAP diluted EPS. Our management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results. We believe these non-GAAP operating metrics provide additional tools for investors to use to compare our business with other companies in the industry.

These non-GAAP measures are not measures of performance under GAAP and should not be considered in isolation, as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.  Reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures are found below.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization and long-term incentive compensation. We use Adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that Adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization and long-term incentive compensation we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization and long-term incentive compensation), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find the comparison of our results to those of our competitors is facilitated when we do not consider the impact of these items.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands, unaudited)

	Three months ended
	March 31,
	2018	2017
Net income	$1,792	$573
Interest income, net	(393)	(290)
Provision for income taxes	629	233
Depreciation and amortization	2,747	2,633
Long-term incentive compensation	1,352	1,100
Adjusted EBITDA	$6,127	$4,249

Non-GAAP Net Income & Non-GAAP Diluted EPS

We define non-GAAP net income and non-GAAP diluted EPS, as net income or EPS before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets.  We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance.  To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

We exclude amortization of purchased intangible assets as we believe the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event. However, purchased intangible assets contribute to current and future revenue and related amortization expense will recur in future periods until expired or written down. We make a tax adjustment based on the above adjustments resulting in an effective tax rate on a non-GAAP basis, which may differ from the GAAP tax rate. We believe the effective tax rates we use in the adjustment are reasonable estimates of the overall tax rates for the Company under its global operating structure.

Reconciliation of Net Income to Non-GAAP Net Income

(in thousands except per share data, unaudited)

	Three months ended
	March 31,
	2018	2017
Net income	$1,792	$573
Long-term incentive compensation	1,352	1,110
Amortization of purchased intangible assets	2,201	2,199
Tax impact of adjustments*	(711)	(662)
Non-GAAP net income	$4,634	$3,220

Non-GAAP diluted EPS	$0.12	$0.08

Diluted shares outstanding	40,059	39,770

* The tax impact of adjustments is calculated at 20% of the adjustments in all periods

Copyright© 2018 VASCO Data Security, Inc., VASCO Data Security International GmbH. All rights reserved. VASCO®, DIGIPASS®, CRONTO®, and eSignLive™ are registered or unregistered trademarks of VASCO Data Security, Inc. and/or VASCO Data Security International GmbH, or Silanis Technology Inc. in the U.S. and other countries.

For more information contact:

Joe Maxa

+1-612‑247‑8592
joe.maxa@vasco.com